Exhibit 4.2

Province of Ontario Province de !'Ontario Ministry of Consumer and Business Services Ministere des Services aux consommateurs et aux entreprises Companies and Personal Property Security Branch Direction des compagnies et des sOretes mobilieres Date Report Produced: 2008/11/12 Document produit le: Request ID: Demanden•: Transaction ID: Transaction n•: 010814090 036%1487 Time Report Produced: 13:07:18 lmprirre a: Category ID: cr Categorie: Certificate of Incorporation Certificat de constitution Ceci certifie que This is to certify that Cl FINANCIAL CORP. Ontario Corporation No. Numero matricule de Ia personne morale en Ontario 002190128 is a corporation incorporated, under the laws of the Province of Ontario. est une societe constituee aux termes des lois de Ia province de !'Ontario. These articles of incorporation are effective on Les presents statuts constitutifs entrent en vigueur le NOVEMBER 12 NOVEMBRE, 2008 Director/Directrice Business Corporations Act/Loi sur les societes par actions Exhibit 4.2

Page: 1 Ontario Corporation Number Numero dea compagnie en Ontario Request ID I Demande n° 10814090 2190128 FORM 1 FORMULE NUMERO 1 BUSINESS CORPORATIONS ACT I LOI SUR LES COMPAGNIES ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS 1. The name of the corporation is: DellOIIlUlation socia.Ie de .la ccmpagnie: CI FINANCIAL CORP. 2. The address of the registered office is: Adresse du siege socia : 2 20TH FLOOR QUEEN STREET EAST (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou nllliEro de a R.R. et, s'il s'agit edirice a bureau, nllliEro du bureau) TORONTO CANADA (Name of Municipality or Post Office) (Nom de a municipa ite ou du bureau de poste) ONTARIO MSC 3G7 (Postal Code/Code posta 3. Number (or minimum and maximum number) of directors is: Nombre (ou nombres minimaet maxima ) d'administrateurs: Minimum 1 Maximum 15 4 . The first director(s) is/are: Premier(s) administrateur(s) : First name, initials and surname Prenom, initia es et nom de rami Resident Canadian Resident canadien State Yes or No Oui/Non e Address for service, giving Street & No. or R.R. No . , Municipality and Postal Code Dom:i.cie u, y ccmpris a rue et e nUIIII!!ro, e numero de a R.R . ,ou e nom de a municipa ite et e code postal * SHEILA A. MURRAY YES 2 QUEEN STREET EAST 20TH FLOOR TORONTO ONTARIO CANADA MSC 3G7

Page: 2 Ontario Corporation Number Num.ero de a compagnie en Ontario Request ID I Demande n° 10814090 2190128 5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s'il y a ieu, imposees aux activites commercia es ou aux pouvoirs de a collpagnie. No restrictions. 6. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nambre maxima , s'il y a ieu, d'actions que a COII!Pagnie est autorisee a emettre: (a) an unlimited number of common shares; and (b) an unlimited number of preference shares issuable in series.

Page: 3 Ontario Corporation Number Numero de 2a compagnie en Ontario Request ID I Demande n° 10814090 2190128 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s'il y a ieu, ratt:achesa cllaque categorie d'actions et pouvoirs des administrateurs re ati:fs a cllaque categorie d'actions que peut etre i!mise en serie: The rights, privileges, restrictions and conditions attaching to the common shares and the preference shares issuable in series are as follows: Common Shares: The holders of the common shares shall be entitled: (a) to vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote; (b) to receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation; and (c) to receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Preference Shares Issuable in Series: 1. One or More Series - The preference shares may at any time and from time to time be issued in one or more series. 2. Terms of Each Series - Subject to the Business Corporations Act, the directors may fix, before the issue thereof, the number of preference shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the preference shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or purchase, any conversion rights, and any rights on the liquidation, dissolution or winding-up of the Corporation, any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the preference shares of the series. 3. Ranking of Preference Shares - The preference shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares. If any amount of cumulative dividends (whether or not

Page: 4 Ontario Corporation Number Numero de 2a compagnie en Ontario Request ID I Demande n° 10814090 2190128 7. Rights, privileges, restrictions and conditions {if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s'il y a lieu, rattachesa chaque categorie d'actions et pouvoirs des administrateurs re ati:fs a chaque categorie d'actions que peut etre emise en serie: declared) or declared non-cumulative dividends or any amount such distribution of assets constituting a return of capital payable on any in respect of preference the preference shares shares of such series of every other series of any series is not paid in full, the shall participate rateably with the preference shares in respect of all such dividends and amounts.

Page: 5 Ontario Corporation Number Numero de la compagnie en Ontario Request ID I Demande n° 10814090 2190128 8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L'emission, e trans:fert ou a proprii!te d'actions est/n'est pas restreinte.Les restrictions, s'il y a ieu, sont es suivantes: No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

Page: 6 Ontario Corporation Number Numero de 2a compagnie en Ontario Request ID I Demande n° 2190128 10814090 9. Other provisions, (if any, are): Autres dispositions, s'iy a ieu: None.

Page: 7 Ontario Corporation Number Numero de 2a compagnie en Ontario Request ID I Demande n° 10814090 2190128 10. The names and addresses of the incorporators are Nom et adresse des fondateurs First name, initials and last name or corporate name Prenom, initiae et nom de famile ou denomination socia e Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Damicie e u, adresse du siege sociau adresse de 'etab issement principa , y campris a rue ete numero, e ntll!Bro dea R.R., e nom dea municipa it:e ete code posta *SHEILA A . MURRAY 2 QUEEN STREET EAST 20TH FLOOR TORONTO ONTARIO CANADA MSC 3G7

j Ontario Corporation Number For Ministry Use Only A l'usasif du minis/ere . >W---Ministry of Mlnlst re des Services gouvernementauK Government Services Ontaroo CERTIFICATE This is to certify that these articles are effective on CERTIFICAT Ceci certifie que les presents statuts entrent en vigueur le DECEMBER 2 9 DECEMBRE, 2008 ······························ ··················································........ rector I OrreCfrrce Business Corporations Act I Loi sur las societas par actions Denomination sociale actuelle de Ia societe (ecrire en LETTRES MAJUSCULES SEULEMENT) : Act 2008-11-12 Form3 Business Corporations Formule3 Loisurles societas par actions 07119 {08/2005) ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) 2. The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) 3. Date of incorporation/amalgamation: Date de Ia constitution ou de Ia fusion : (Year, Month,Day) (annee, mois, jour) 4. Complete only if there Is a change in the number of directors or the minimum I maximum number of directors. II faut remplir cette partie seulement sile nombre d'administrateurs ou sile nombre minimal ou maximal d'administrateurs a change. Number of directors is/are: or mjnjmum and maximum number of directors is/are: Nombre d'administrateurs : ou nombres minimum et maximum d'administrateurs : Numberor minjmum and maximum Nombreou minimum et maximum 3 15 5. The articles of the corporation are amended as follows: Les statuts de Ia societe sont modifies de Ia fayon suivante : (a) Article 3 of the articles of incorporation is changed so that the minimum number of directors of the Corporation is increased from one to three; and Nouvelle denomination sociale de Ia societe ( s'il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT ) · N I A c I F IN A N c lA L c 0 R p Numero de Ia societe en Ontario 2190128

J 2 (b) Article 8 of the articles of incorporation is deleted in its entirety and the following shall be substituted therefor: "8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: No restrictions." 6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act La modification a ete dument autorisee confoiTTII§ment aux articles 168 et 170 (selon le cas) de Ia Loi sur les societas par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de Ia societe ont approuve Ia resolution autorisant Ia modification le 2008-12-J-"1 (Year, Month, Day) (annee, mois, jour) These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. Cl FINANCIAL CORP. (Name of Corporation) (If the name is to be changed by these articles set out current name) (Denomination sociale de Ia societe) (Si /'on demande un changement de nom, indiquer ci..<Jessus Ia denomination sociale actuelle). By/ Par: Senior Vice-President and General Counsel (Signature)C (Signature) !Description of Office) (Fonction) 07119 (08/2005)